UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2011

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, our Compensation Committee approved bonus payments to Messrs. Lidsky, O’Grady, and Barnum due to the achievement of certain bonus targets by us during the second-half of 2010.  The bonus payments were approved in accordance with the terms previously disclosed on a Form 8-K that was filed on August 20, 2010.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2011, upon recommendation of the governance and nominating committee, our board of directors approved amendments to our by-laws designed to modernize the by-laws and reflect recent amendments to the Minnesota Business Corporation Act.

The amendments include the following, among others: (a) providing the flexibility, but not the requirement, for our company to hold “virtual” or “hybrid-virtual” shareholder meetings, (b) clarifying the process for a shareholder to bring business before a shareholder meeting and (c) clarifying that process for appointing officers.

The foregoing summary of the amended and restated by-laws is qualified in its entirety by reference to the amended and restated by-laws filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

3.2  By-laws of Datalink Corporation (amended through February 15, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2011

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
3.2	By-laws of Datalink Corporation (amended through February 15, 2011).	Filed Electronically